Exhibit 5.1

July 21, 2015

China Jo-Jo Drugstores, Inc.

1st Floor, Yuzheng Plaza, No. 76

Yuhuangshan Road

Hangzhou, Zhejiang Province

People’s Republic of China

Ladies and Gentlemen:

As legal counsel to China Jo-Jo Drugstores, Inc., a Nevada corporation (the “Company”), we have been asked to render this opinion in connection with a Registration Statement on Form S-3 (File No. 333-198001) (the “Registration Statement”), heretofore filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus supplement filed pursuant to Rule 424(b) under the Securities Act, dated July 21, 2015 (the “Prospectus Supplement”), in connection with the offer and sale by the Company of 1,200,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase up to 600,000 shares of Common Stock (the “Warrants”, and together with the Shares, the “Securities”), pursuant to that certain Securities Purchase Agreement dated as of July 19, 2015 by and between the Company and the investors named therein (the “Purchase Agreement”).

We have examined such documents as we have deemed necessary to enable us to express the opinion hereinafter set forth, including, without limitation: (a) the Articles of Incorporation of the Company, as amended and restated to date; (b) the By-laws of the Company, as amended and restated to date; (c) the Registration Statement (including the prospectus contained therein); (d) the Prospectus Supplement; (e) the Purchase Agreement; (f) the form of Warrant; and (g) resolutions adopted by the Board of Directors of the Company on July 19, 2015 approving the Purchase Agreement and the transactions contemplated thereby, including, without limitation, the issuance of the Securities. In addition, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions set forth herein. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photocopies, and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing, and to the other qualifications and limitations set forth herein, we are of the opinion that:

(A)	The Shares have been duly authorized and, when issued and sold in accordance with and in the manner described in the Purchase Agreement against receipt of the consideration set forth therein, the Registration Statement and the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

(B)	The Warrants have been duly authorized for issuance pursuant to the Purchase Agreement.

(C)	The shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) have been duly authorized and, when so issued upon exercise of the Warrants, in accordance with the terms of the Warrants and upon delivery by the purchaser of the consideration for such shares, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are specifically limited to the federal laws of the United States of America and the laws of the State of Nevada applicable to Private Corporations (Title 7, Chapter 78 of the Nevada Revised Statutes) and we express no opinion with respect to the laws, orders or judgments of any other state or jurisdiction or with respect to any state securities or blue sky laws. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby expressly consent to any reference to our firm under the heading “Legal Matters” in the Prospectus Supplement, and to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on July 21, 2015. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC thereunder.

This opinion is rendered pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act and may not be used, circulated, quoted or relied upon for any other purpose. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus contained therein or the Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Shares, the Warrants and the Warrant Shares.

This opinion is given as of the date set forth above, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,

/s/ Pryor Cashman LLP

PRYOR CASHMAN LLP